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                                                                    EXHIBIT 23-b



                       Consent of Independent Accountants


      We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of SBC Communications Inc. on Form S-4 of our reports dated February 22, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Pacific Telesis Group as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which reports are included or incorporated by reference in Pacific Telesis Group's 1995 Annual Report on Form 10-K. We also consent to the references to our Firm under the caption "Experts."





                                        /s/ Coopers & Lybrand L.L.P.

San Francisco, California

April 22, 1996